UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     April 1, 2011

     MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

(Exact name of registrant as specified in its charter)

   Delaware                                                                          000-25605                                                   13-4018065

(State or other                                                                 (Commission File                                           (IRS Employer
jurisdiction of                                                                        Number)                                                 Identification No.)
incorporation)

c/o Ceres Managed Futures LLC

522 Fifth Avenue - 14th Floor

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (212) 296-1999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective as of April 1, 2011, the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and Winton Capital Management Limited, the trading advisor for the Registrant (the “Trading Advisor”), amended the Management Agreement by and among the Registrant, the General Partner and the Trading Advisor, dated as of October 13, 2006 (the “Management Agreement”) to reduce the monthly management fee rate payable to the Trading Advisor from a monthly management fee rate equal to 1/12 of 2.00% (a 2.00% annual rate) to a monthly management fee rate equal to 1/12 of 1.50% (a 1.50% annual rate).

A copy of the Amendment No. 1 to Amended and Restated Management Agreement is filed herewith as Exhibit 10.02(a) and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.02(a)	Amendment No.1 to the Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY CHARTER WNT L.P.

By: Ceres Managed Futures LLC, General Partner

By:  /s/ Walter Davis
             Walter Davis
             President and Director

By:  /s/ Jennifer Magro
             Jennifer Magro
              Chief Financial Officer and
Director

Date:  May 3, 2011